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                                                        Exhibit 10(a)

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No. 333-15265 of Merrill Lynch Index Funds, Inc. on Form N-1A of our reports on each Fund and each Series listed below, appearing in the December 31, 2002 Annual Reports of the respective Funds, in the Statement of Additional Information which is part of this Registration Statement.


Name                                        Date of our Report
----                                        ------------------

Merrill Lynch S&P 500 Index Fund            February 18, 2003
Master S&P Index Series                     February 18, 2003

Merrill Lynch Small Cap Index Fund          February 20, 2003
Master Small Cap Index Series               February 20, 2003

Merrill Lynch Aggregate Bond Index Fund     February 20, 2003
Master Aggregate Bond Index Series          February 20, 2003

Merrill Lynch International Index Fund      February 20, 2003
Master International Index Series           February 20, 2003

We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of this Registration Statement.


/s/ Deloitte & Touche LLP

Princeton, New Jersey -
April 21, 2003